Exhibit 99.1

Kellogg Company News
For release:	November 8, 2012
Analyst Contact:	Simon Burton, CFA (269) 961-6636
Media Contact:	Kris Charles (269) 961-3799

KELLOGG COMPANY REAFFIRMS 2012 GUIDANCE, ISSUES PRELIMINARY 2013 GUIDANCE

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) will confirm today at its Day at Kellogg meeting for investors that it reaffirms full-year 2012 guidance. The company continues to expect internal net sales growth of between two and three percent, a decline in internal operating profit of between four and six percent, and reported earnings per share to be in a range between $3.18 and $3.30 per share.

In addition, the company will announce that it expects full-year 2013 reported net sales growth to be approximately seven percent and reported earnings per share growth to be between five and seven percent.

Conference Call / Webcast

Kellogg will host a meeting for investors on November 8, 2012 starting at 9:15 a.m. Eastern Time. The meeting and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Rebroadcast information is available at http://investor.kelloggs.com.

About Kellogg Company

Driven to enrich and delight the world through foods and brands that matter, Kellogg Company (NYSE: K) is the world’s leading producer of cereal, second largest producer of cookies and crackers and—through the May 2012 acquisition of the iconic Pringles® business—the world’s second largest savory snacks company. In addition, Kellogg is a leading producer of frozen foods.

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Every day, our well-loved brands—produced in 18 countries and marketed in more than 180 countries—nourish families so they can flourish and thrive. With 2011 sales of more than $13 billion, these brands include Cheez-It®, Coco Pops®, Corn Flakes®, Eggo®, Frosted Flakes®, Kashi®, Keebler®, Kellogg’s®, Mini-Wheats®, Pop-Tarts®, Pringles®, Rice Krispies®, Special K®, and many more. To learn more about Kellogg Company, including our corporate responsibility initiatives and rich heritage, please visit www.kelloggcompany.com.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s net sales, operating profit, and earnings per share. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to integrate the Pringles® business and the realization of the anticipated benefits from the acquisition in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates,

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statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

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